Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$68,000
Printing and engraving expenses	$75,000
Legal fees and expenses	$220,000
Accounting fees and expenses	$90,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$7,000
Total	$465,000